AIMSI                                                       MEDIA CONTACTS
[GRAPHIC OMITTED]                                                 --------------

                                                                   John W. Stump
                                                         Chief Financial Officer
                                                                  (713) 271-2118
                                                                jstump@aimsi.com
                                                                ----------------

                                                                     Jeff Hooper
                                                                    Ackermann PR
                                                                  (865) 584-0550
FOR IMMEDIATE RELEASE                                    jhooper@ackermannpr.com
                                                         -----------------------


                 AIMSI TECHNOLOGIES, INC. CLARIFIES RECENT NEWS
                 REGARDING PRODUCT DEVELOPMENT AND DISTRIBUTION


OAK RIDGE, Tenn. (December 30, 2004) - In order to provide information that is current regarding company news, AIMSI Technologies, Inc. (OTCBB: AIMT) issued clarifications today regarding previously reported product development and distribution.

As reported in the Company's press release dated December 15, 2004, the Company's securities were temporarily suspended from trading by the Securities and Exchange Commission (SEC). The temporary trading suspension came as a result of questions regarding the accuracy and completeness of information about specific business prospects described in previously issued press releases and in facsimile tout sheets. Called into question were the Company's contract with China Global Distribution Corp. for the distribution of the Company's Automatic Large Area Remote Mapper (ALARM) and the development status of the ALARM product. The SEC has also initiated a formal investigation of the Company.

The Company is cooperating fully with the SEC's inquiry and will continue to do so. The Company is issuing this press release to clarify certain of the information previously disclosed to the public, based on its own internal review and analysis of the ALARM system and the distribution agreement with China Global. At the same time, the Company is taking this opportunity to update its shareholders with respect to the overall status of the Company and its operations. In addition, the Company is currently reviewing all its prior press releases with outside counsel for their accuracy and completeness and intends to issue any clarifying press releases necessary to ensure the accuracy of the information currently available to the investing public.

On July 14, 2004, the Company and China Global Distribution Corp. ("China Global") entered into a Sole and Exclusive Distribution Agreement ("Distribution Agreement") for all of the Company's technologies and products in Asia except Japan, specifically including the ALARM product. Pursuant to the Distribution
Agreement:

     - China Global agreed to purchase no less than 15,000 ALARM units, at a verbally agreed upon price of not less than $15,000 per unit, less a 25 percent commission to China Global, yielding net proceeds to the Company of $11,250 per unit.

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                                                AIMSI Technologies, Inc. Release
                                                 Page 2 of 4 - December 30, 2004

     -    China Global agreed to purchase the units over a five-year period.

     - China Global is not obligated to purchase the ALARM product from the Company until field testing of the ALARM product by China Global has been completed.

     - In connection with the Distribution Agreement, the Company issued 1,000,000 shares (prior to the five-for-one forward split) of its common stock to China Global upon execution, and is required to issue an additional 2,000,000 (prior to the five-for-one forward split) shares of its common stock upon the completion of payment for the first 15,000 ALARM units.

     - As part of the Distribution Agreement, China Global agreed to issue a $1,000,000 promissory note payable to the Company, in the event China Global does not purchase 15,000 ALARM units.

          NOTE: There can be no assurance that in the event China Global does not sell the 15,000 ALARM units, the Company will be able to collect all or any portion of the amount due under the promissory note.

In making its earlier projections with respect to sales of the ALARM unit in Asia, the Company estimated that over the five-year period, the sale of 15,000 ALARM units, pursuant to the Distribution Agreement, at a verbally agreed-upon sale price of $15,000 per unit resulting in revenue of $225,000,000 to the Company based solely on the number of units and the agreed-upon price. The Company agreed to pay 25 percent commission to China Global. Information has subsequently come to the Company's attention that China Global intends to purchase units only after receipt of fully paid sales orders from third-party purchasers. The Company believes that without corresponding fully paid sales orders, China Global does not have the financial capability to acquire any meaningful portion of the 15,000 ALARM units. Additionally, there can be no assurance that China Global will be able to locate any purchasers of the ALARM unit and that China Global will be able to sell the ALARM units at any specific price.

The Company made previous estimates as to profitability on sales of 15,000 ALARM units. These estimates were based on preliminary manufacturing, marketing, distribution, and other related costs, all of which are being fully researched and recalculated at this time. The actual profit margin that the Company hopes to achieve on the ALARM units is dependent on many factors such as costs associated with research and development, raw materials, manufacturing, packaging, marketing, sales representatives, administrative, licensing and royalty fees, transportation and quality assurance.

As a further result of the internal review, the Company now believes that the Distribution Agreement with China Global did not clearly set forth the intentions and expectations of the respective parties, leading to a difference of interpretation with respect to each party's rights and duties. The Company and China Global are currently in negotiations to clearly set forth the terms, rights and duties of each party to the Distribution Agreement. The Company entered into the Distribution Agreement on the basis that China Global was obligated to purchase the 15,000 ALARM units over a five-year period, while China Global believed it had the right to act as an agent in the sale of a minimum of 15,000 ALARM units over the five-year term of the Distribution Agreement.

                                    - MORE -


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                                                AIMSI Technologies, Inc. Release
                                                 Page 3 of 4 - December 30, 2004

PUBLIC RELATIONS COUNSEL RETAINED

In the effort to formalize and coordinate the Company's ongoing public relations, investor communications and marketing communications, the Company has retained Ackermann PR, Knoxville, Tenn., a Top 100 public relations firm as ranked by the Council of Public Relations Firms. Ackermann PR will provide strategic planning, professional communications counsel and general communications services to the Company and its management.


STATUS OF ALARM

As previously reported in its press release dated November 29, 2004, the Company announced that it is on-schedule to have the first shipment of its hand-held ALARM device available for testing and delivery in January. The Company now believes that it is on track to deliver the hand-held ALARM device to China Global for field testing toward the end of January or beginning of February 2005.

The ALARM is a modular hand-held device that incorporates GPS and wireless communication. Current ALARM units being deployed for field-testing are limited to radiation (beta-gamma) detection. The platform has been designed to allow for future incorporation of innovative radiological, chemical and biological detectors, which will only require software or firmware updates to the current ALARM platform. The Company is currently exploring additional detection technologies for future modules that will plug into the platform. The ALARM handheld with radiation detection capability is currently available for delivery to prospective clients. ALARM handheld devices with chemical and biological detection capability are expected to be available in late January 2005 or early February 2005 for field testing. These ALARM units will have multiple-agent detection capability and will incorporate interferometry technology that utilizes lasers to identify fractional quantities of chemical and biological agents. Initial chips will have eight channels available for detecting selected chemical agents. However, agent type will be limited to a specific client need. Initial units will be marketed to law enforcement with primary interest placed on the detection of methamphetamines and associated materials required for production of the illicit substances. Over 50 agents, ranging from drugs such as methamphetamines to food borne pathogens, such as E. coli have proven to be detectable with interferometry-based spectral analysis. AIMSI Technologies is completing the process of miniaturizing the chemical detector technology for hand-held use.

ABOUT THE SEC-IMPOSED TRADING SUSPENSION

The trading suspension of the Company's securities commenced at 9:30 a.m. on December 15, 2004, and trading on the OTCBB cannot resume until certain Securities and Exchange Commission (SEC) and National Association of Securities Dealers (NASD) requirements are fulfilled. Management is currently undertaking every effort to fulfill these requirements in a timely manner, and its overriding concern is to protect the interests of the Company's shareholders and to see that the shares resume trading on the OTC Bulletin Board.

                                    - MORE -


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                                                AIMSI Technologies, Inc. Release
                                                 Page 4 of 4 - December 30, 2004

To learn more about trading suspensions in general visit the SEC's website at http://www.sec.gov/answers/tradingsuspension.htm.
------------------------------------------------


NOTE ON FORWARD-LOOKING STATEMENTS

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The parties undertake no obligation to update publicly any forward-looking statements.


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